Exhibit 10.5

CW202994

STATEMENT OF WORK No. 5

Vendor: TRX, Inc., a Georgia corporation, located at 2970 Clairmont Road, Suite 300, Atlanta, GA 30329 (“TRX”)

Statement of Work (“SOW”) No.: 5 (CW202994)

Master Agreement No. (“Agreement”): CW143537

Date of SOW: The Effective Date of this SOW is August 1, 2010.

This SOW is issued pursuant to the above referenced Agreement entered into with the above named Vendor. Any term not otherwise defined herein, shall have the meaning specified in the Agreement.

SERVICES: Attached hereto as Exhibit A

SERVICE LEVEL AGREEMENT: Attached hereto as Exhibit B

VENDOR KEY PERSONNEL AND PROJECT MANAGERS: Attached hereto as Exhibit C

FEES: Attached hereto as Exhibit D

VENDOR THIRD PARTY PROVIDERS: Attached hereto as Exhibit E

ACCEPTANCE TESTING AND PROCEDURES: Not applicable to this SOW #5.

APPLICABILITY OF BUSINESS CONTINUATION REQUIREMENTS AND DISASTER RECOVERY PROVISIONS: (Section 13) Not applicable to this SOW #5.

APPLICABILITY OF MASTER AGREEMENT ESCROW PROVISION: Not applicable.

ADDITIONAL PROVISIONS AND CONDITIONS: AXP is engaging TRX to provide its * Services to * under a defined program offering. This SOW to the Agreement provides the terms and conditions under which * shall have access to and use of such Services via * engagements.

1.	SERVICES

TRX provides certain analytical services herein known as *. AXP and TRX are entering this SOW solely for the benefit of Representatives who are * engagement. Such Services are provided on a * basis by TRX to AXP.

TRX shall make all of the services set forth in Exhibit A available to *.

* Confidential Treatment Requested

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2.	TRX RESPONSIBILITIES

a. TRX will perform the Services * for all * engagements, partner with * to determine the scope and timing of each * engagement, and invoice AXP for the specific Fees associated with these engagements in accordance with Exhibit D.

b. TRX will assist AXP with marketing the Services to * solely by providing up to * training sessions via WebEx from the Effective Date of the SOW until 30 September 2010. Additional training will be available via WebEx if desired at the Fees outlined in Exhibit D.

3.	AXP RESPONSIBILITIES

a. AXP is responsible for delivering the AXP Data to TRX in the prescribed TRX format previously provided, and AXP is responsible for the quality and accuracy of all Client Data and other input provided to TRX by AXP. TRX shall not be responsible or liable for any delay resulting from any failure by AXP to comply with AXP’s responsibilities under this Section. AXP assumes full responsibility for the data provided, stored or transmitted by means of the Services, and the use of such data, including the results obtained from such use, and AXP represents and warrants that provision and use of the AXP Data shall not violate the rights of any third-party. Further, AXP shall bear the expense (if any) of providing such data to TRX.

b. * will perform the client-facing activities for each *.

c. AXP shall use its commercially reasonable efforts to promote and market the Services to *, and shall on a quarterly basis provide TRX with a current list of * qualified to participate in the program for Services.

4.	TERM AND TERMINATION

The term of this SOW No. 5 shall be from the Effective Date until August 1, 2011.

Upon acceptance of any new client engagement related to this SOW No. 5, TRX shall not have the ability to terminate this SOW until such time the client engagement has been completed

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.	TRX, INC.

By: /s/ John Fredell	By: /s/ David D. Cathcart

Name: John Fredell	Name: David D. Cathcart
(Type or print)	(Type or print)

Title: Purchasing Mgr.	Title: CFO

Date: 8/13/10	Date: 13 August 2010

* Confidential Treatment Requested

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EXHIBIT A

to Statement of Work No. 5 Dated August 1, 2010

* Services Description

TRX shall provide the * (the “Services”) on an individual engagement basis for each * qualified by AXP to participate in the program for the Services as further described herein. The Services for each * engagement shall include the following: *. The Services more detailed processes are described below:

1. TRX will receive the AXP Data, and *, in the prescribed TRX format previously provided, and * per TRX’s existing procedures. TRX will preserve * throughout its processing of the AXP Data to enable *. The * Fee for the Services includes up to * although * may be added for an additional Fee as outlined in Exhibit D.

2. TRX will take the AXP Data and *.

3. TRX will then programmatically *. At this point, the following information will be added to each *.

4. In the event there are *, TRX will use reasonable efforts to *.

5. Once the * process is complete, TRX will prepare a * Report. This report will show, for each *, the amount of * well as the *. Additional information will include * for each *. The report will also show details for *. * will review the * Report and * and notify TRX of its decision, enabling further work below to proceed.

6. TRX will *. Optionally, additional * upon mutual agreement of the parties. *.

The TRX methodology *. Alternatively, * can be used as a *. These * from around the world are *. * will be analyzed separately with * any additional savings opportunities.

7. TRX will then generate a * which represents the *. TRX will then evaluate all * and will provide * with the following:

a. *

b. *

c. *

d. *

e. *

All of these scenarios can be viewed by * and can be further broken down by *.

8. *

a. *.

b. *.

* Confidential Treatment Requested

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EXHIBIT B

to Statement of Work No. 5 Dated August 1, 2010

SERVICE LEVEL AGREEMENT

Not Applicable to this SOW.

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EXHIBIT C

to Statement of Work No. 2 Dated January 1, 2010

VENDOR KEY PERSONNEL AND PROJECT MANAGERS

Not applicable to this SOW.

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EXHIBIT D

to Statement of Work No. 5 Dated August 1, 2010

FEES

Pricing and Fees:

Pricing for the * program is outlined below and describes the *, as well as the cost for Optional Services. These Optional Services may be provided unique to each *. For clarity, *.

* Fee: * engagement, payable in full in accordance with Section 16 of the Agreement.

* Fee includes the following:

•	*

•	*

•	*

•	*

•	*

Optional Services for *

Each additional *.

Each additional *.

*

Additional consulting or training as requested by AXP - *hour.

Quarterly * program monitoring service for *. Such Fee shall be billed and paid * in advance.

Invoicing and payment terms: Unless specified above, TRX will invoice AXP on a monthly basis for work performed (including partial completion of engagements) and such invoices shall be due in accordance with Section 16 of the Agreement.

Special terms: In the event AXP initiates up to * on or before *, TRX shall provide the Services included in the *. In the event AXP * related to the Services performed by TRX, AXP shall remit to TRX an amount equal to *. In the event the * requires any Optional Services, such services shall be provided at the Fees listed above.

* Confidential Treatment Requested

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EXHIBIT E

to Statement of Work No. 5, Dated August 1, 2010

VENDOR THIRD PARTY PROVIDERS

Other than occasional use of consultants to augment routine staffing levels, no Third Party Providers are engaged for the Services of this SOW.